UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2024

AURORA TECHNOLOGY ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-41250	98-1624542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center, Suite 1449 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(650) 550-0458

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value, $0.0001 per share, one Redeemable Warrant to acquire one-half of one Class A Ordinary Share, and one Right to acquire one-tenth of one Class A Ordinary Share	ATAKU	The Nasdaq Stock Market LLC*
Class A Ordinary Shares	ATAK	The Nasdaq Stock Market LLC*
Redeemable Warrants, each two warrants exercisable for one Class A Ordinary Share at 11.50 per share	ATAKW	The Nasdaq Stock Market LLC*
Rights, each 10 digits entitling thereof to one Class A ordinary share	ATAKR	The Nasdaq Stock Market LLC*

* As previously disclosed, on January 10, 2024, Aurora Technology Acquisition Corp. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market indicating that the Company’s listed securities (units, ordinary shares, warrants, and rights, collectively the “Listed Securities”) will be suspended from The Nasdaq Global Market on January 19, 2024, due to the Company’s non-compliance with Listing Rule 5452(a)(1). Accordingly, and pursuant to Listing Rule 5815(a)(1)(B)(ii)(c), trading of the Listed Securities will be suspended from The Nasdaq Global Market on January 19, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced, on February 26, 2023 (the “Signing Date”), Aurora Technology Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing, as defined below) (“ATAK”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), among ATAK, Aurora Technology Merger Sub Corp., a Nevada corporation and a direct, wholly-owned subsidiary of ATAK (“Merger Sub”), and DIH Holding US, Inc., a Nevada corporation (“DIH”). ATAK and DIH are each individually referred to herein as a “Party” and, collectively, the “Parties.” The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

Following the time of the closing of the Business Combination (the “Closing,”), the combined company will be organized as a Delaware corporation, in which substantially all of the assets and the business of the combined company will be held by DIH. In connection with the Closing, ATAK will change its name to “DIH Holding US, Inc.” (such company after the Closing, “New DIH”).

On February 6, 2024, ATAK and DIH received approval of The Nasdaq Stock Market LLC to list the Class A common stock of New DIH to be outstanding after the Closing on the Nasdaq Global Market under the symbol “DHAI.” The outstanding warrants to purchase shares of Class A common stock have been approved for listing on the Nasdaq Capital Market under the symbol “DHAIW.”

The parties also announced that the Closing will occur on February 7, 2024 with trading to commence under the new name and symbols on February 8, 2024.

In connection with the Closing, ATAK agreed to waive a condition to Closing that required that DIH had completed a corporate reorganization in the form specified in the Business Combination Agreement as to permit the Closing to occur on February 7, 2024, the last possible date for Closing under the SPAC’s governing documents.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurora Technology Acquisition Corp.

By:	/s/ Zachary Wang
Name:	Zachary Wang
Title:	Chief Executive Officer and Chairman

Dated: February 7, 2024